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                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

Know all men by these presents, that the undersigned officers and/or directors of Flowers Foods, Inc. (the "Company") hereby constitutes and appoint Amos R. McMullian, G. Anthony Campbell and Jimmy M. Woodward, or any of them, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to sign a Registration Statement or Registration Statements on Form S-8 pursuant to the Securities Act of 1933, as amended, concerning certain shares of the Common Stock, par value $.01 per share, of the Company to be offered in connection with the Flowers Foods, Inc. Equity and Performance Incentive Plan and the Flowers Foods 401(k) Retirement Savings Plan and any and all amendments (including post-effective amendments) to such Registration Statement(s) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 5th day of April, 2001.

            Signature                                   Title
            ---------                                   -----


/s/ Amos R. McMullian                    Chairman of the Board of Directors and
----------------------------------       Chief Executive Officer (Principal
 Amos R. McMullian                       Executive Officer)


/s/ G. Anthony Campbell                  Secretary and General Counsel
----------------------------------
 G. Anthony Campbell


/s/ Robert P. Crozer                              Director
----------------------------------
 Robert P. Crozer


/s/ Edward L. Baker                               Director
----------------------------------
 Edward L. Baker


/s/ Jackie M. Ward                                Director
----------------------------------
 Jackie M. Ward


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
            Signature                              Title
            ---------                              -----
/s/ C. Martin Wood III                            Director
----------------------------------
 C. Martin Wood III


/s/ Joe E. Beverly                                Director
----------------------------------
 Joe E. Beverly


/s/ J.V. Shields, Jr.                             Director
----------------------------------
 J.V. Shields, Jr.


/s/ Franklin L. Burke                             Director
----------------------------------
 Franklin L. Burke


/s/ Langdon S. Flowers                            Director
----------------------------------
 Langdon S. Flowers


/s/ Joseph L. Lanier                              Director
----------------------------------
 Joseph L. Lanier